Exhibit 31.4
 AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Robert T. Hass, certify that:

1.	I have reviewed this amendment No. 1 to the Annual Report on Form 10-K of Amtech Systems, Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By	/s/ Robert T. Hass
Robert T. Hass
Executive Vice President – Finance and Chief Financial Officer
Amtech Systems, Inc.
	Date:	January 26, 2018